Exhibit 99.2 - Press Release

CHEMBIO SUPPORTS PARTNERSHIP FOR CREATING SUSTAINABLE HIV PROGRAMS IN AFRICA

MEDFORD, N.Y.--(Market Wire)—Oct. 27, 2005: Chembio Diagnostics, Inc. (CEMI: OTCBB) announced that it is a Gold Sponsor of the Celebration of Partnership Gala being held tonight by the Academic Alliance Foundation (AAF). The gala, which is being underwritten by Pfizer Inc. (NYSE:PFE) and chaired by Henry A. McKinnell, Jr., Ph.D., Pfizer’s Chairman and CEO, is honoring Dr. Peter Piot, Under Secretary General of the United Nations and UNAIDS Executive Director.

Chembio has pledged to donate ten thousand HIV rapid tests to the Infectious Disease Institute (IDI) in Uganda, which has been the AAF’s focus project since its inception in 2003. As recently reported, Uganda has chosen Chembio’s HIV 1/2 Stat-Pak to be the confirmatory test in all of its national rapid testing protocols. “We are delighted to assist the Infectious Disease Institute and its partners, including Pfizer and the Academic Alliance Foundation, in efforts to combat this disease by creating sustainable programs. Uganda, a leader in the fight against HIV/AIDS, as well as the entire region, will benefit from the work of the IDI” said Larry Siebert, Chembio’s Chairman and President.

“Chembio’s generous product donation is greatly appreciated here at the IDI, given our steady flow of new patient visits.  We are even more excited about Chembio’s accompanying commitment to provide ongoing support and training for our staff.  That contribution signals a willingness to create sustainable partnerships that work here in Africa - by putting control in the hands of those who need it most,” said Keith McAdam, Director of IDI.

The AAF’s emphasis is on helping developing countries implement an infrastructure to combat the daily ravages of AIDS by acquiring the capacity to develop care, treatment and prevention strategies within their own settings. The AAF believes in mobilizing and capitalizing on the goodwill of public and private organizations to aid these affected countries. By galvanizing the public in developed countries, the countries most affected will be able to sustain themselves using these international resources. The Infectious Disease Institute (IDI) of Uganda, built in 2003 at Makerere University, is funded by the AAF through major support of Pfizer. The IDI facilitates attainment of AAF’s objectives and is striving to become the center of excellence for treating HIV/AIDS in Africa.

Chembio’s rapid HIV tests include the HIV 1/2 Stat-Pak™, HIV 1/2 Stat-Pak Dipstick™ and the HIV 1/2 Sure Check ™. These tests are simple, safe, cost-effective and operator-friendly requiring less than five microliters of blood from a fingerstick.

ABOUT THE ACADEMIC ALIANCE FOUNDATION

Information about the Infectious Disease Institute and the Academic Alliance Foundation can be viewed at www.academicalliancefoundation.org.

ABOUT CHEMBIO

Chembio Diagnostics, Inc. (Chembio) possesses expertise in the development and manufacturing of rapid test products for various infectious diseases, including HIV, Tuberculosis and Chagas Disease. References to Chembio Diagnostics, Inc. may actually refer to Chembio Diagnostic Systems, Inc., the 100%-owned subsidiary of Chembio Diagnostics, Inc. Chembio is located at 3661 Horseblock Road, Medford, NY 11763.

FORWARD-LOOKING STATEMENTS

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.